Exhibit 99.1
Lyft Announces First Quarter Results
First quarter revenue grew to $955.7 million, up 23% year-over-year
Ended quarter with $2.7 billion of unrestricted cash, cash equivalents and short-term investments

SAN FRANCISCO, CA, May 6, 2020 - Lyft, Inc. (Nasdaq:LYFT) today announced financial results for its first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights
•Lyft reported Q1 revenue of $955.7 million versus $776.0 million in the first quarter of 2019, an increase of 23 percent year-over-year.
•Net loss for Q1 2020 was $398.1 million versus a net loss of $1.1 billion in the same period of 2019. Net loss for Q1 includes $169.9 million of stock-based compensation and related payroll tax expenses, as well as $64.7 million of costs related to the transfer of certain legacy auto insurance liabilities and $58.4 million related to changes to the liabilities for insurance required by regulatory agencies attributable to historical periods. Net loss margin for Q1 was 41.7 percent compared to 146.7 percent in the first quarter of 2019.
•Adjusted net loss for Q1 2020 was $97.4 million versus an adjusted net loss of $211.5 million in the first quarter of 2019. Adjusted net loss is adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, costs related to the transfer of certain legacy auto insurance liabilities and expenses related to acquisitions.
•Lyft reported Contribution for Q1 2020 of $547.4 million versus $384.9 million in the first quarter of 2019, up 42 percent year-over-year. Contribution Margin for Q1 increased to 57.3 percent from 49.6 percent in the first quarter of 2019.
•Adjusted EBITDA Loss for Q1 2020 was $85.2 million versus $216.0 million in the first quarter of 2019. Adjusted EBITDA Loss Margin for Q1 was 8.9 percent versus 27.8 percent in the first quarter of 2019.
•Lyft reported $2.7 billion of unrestricted cash, cash equivalents and short-term investments at the end of the first quarter of 2020.

	Fiscal 2019	Fiscal 2020	year-over-year
	Q1	Q1	change
Active Riders (in thousands)	20,503	21,211	3%
Revenue per Active Rider	$37.86	$45.06	19%
Revenue (in millions)	$776.0	$955.7	23%

“While the COVID-19 pandemic poses a formidable challenge to our business, we are prepared to weather this crisis,” said Logan Green, co-founder and chief executive officer of Lyft. “We are responding to the pandemic with an aggressive cost reduction plan that will give us an even leaner expense structure and allow us to emerge stronger. Our competitive resilience and commitment to our culture and values will put Lyft in the best position to deliver on our mission of improving people’s lives with the world’s best transportation.”

"Our first quarter results underscore the remarkable progress we have made since our IPO, particularly on our path to profitability as we reduced our Adjusted EBITDA loss to $85 million from $216 million in the year ago period and $131 million in the fourth quarter of 2019,” said Brian Roberts, chief financial officer of Lyft. “In these uncertain times, we are building on that progress by taking decisive action to reduce costs and further improve our operating efficiency. We expect to remove approximately $300 million from our annual expense run-rate by the fourth quarter of 2020 relative to our original expectations for 2020.”

For more information regarding the non-GAAP financial measures discussed in this earnings release, please see "GAAP to non-GAAP Reconciliations" below.

Webcast
Lyft will host a webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss these financial results and business highlights. To listen to a live audio webcast, please visit the Company’s Investor Relations page at https://investor.lyft.com/. The archived webcast will be available on the Company’s Investor Relations page shortly after the call.

About Lyft
Lyft was founded in 2012 and is one of the largest transportation networks in the United States and Canada. As the world shifts away from car ownership to transportation-as-a-service, Lyft is at the forefront of this massive societal change. Our transportation network brings together rideshare, bikes, scooters, car rentals and transit all in one app. We are singularly driven by our mission: to improve people’s lives with the world’s best transportation.

Available Information
Lyft intends to use its filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.lyft.com), its blog (blog.lyft.com) and its Twitter account (@lyft) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Lyft’s future financial and operating performance, including the effect of the COVID-19 pandemic and related impact on Lyft’s business, Lyft’s future profitability and Lyft’s cost reductions and expected expenses for 2020. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the impact of the COVID-19 pandemic on our business and operations, including business and government responses thereto, and risks regarding our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K that was filed with the SEC on February 28, 2020 and in our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this release are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward-looking statements, except as required by law.

A Note About Metrics
Lyft defines Active Riders as all riders who take at least one ride during a quarter where the Lyft Platform processes the transaction. An Active Rider is identified by a unique phone number. If a rider has two mobile phone numbers or changed their phone number and such rider took rides using both phone numbers during the quarter, that person would count as two Active Riders. If a rider has a personal and business profile tied to the same mobile phone number, that person would be considered a single Active Rider. If a ride has been requested by an organization using our Concierge offering for the benefit of a rider, we exclude this rider in the calculation of Active Riders.

Non-GAAP Financial Measures
To supplement Lyft's financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, Lyft considers certain financial measures that are not prepared in accordance with GAAP, including adjusted net loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin. Lyft defines adjusted net loss as net loss adjusted for amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, costs related to the transfer of certain legacy auto insurance liabilities and cost related to acquisitions; Lyft defines Contribution as revenue less cost of revenue, adjusted to exclude the following items from cost of revenue: amortization of intangible assets, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and costs related to the transfer of certain legacy auto insurance liabilities; Lyft defines Contribution Margin for a period as Contribution for the period divided by Revenue for the same period. Lyft defines Adjusted EBITDA as net loss adjusted to exclude interest income, other income (expense), net, provision for income taxes, depreciation and amortization, costs related to acquisitions, stock-based compensation expense, payroll tax expense related to stock-based compensation, changes to the liabilities for insurance required by regulatory agencies attributable to historical periods, and costs related to the transfer of certain legacy auto insurance liabilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA for a period by revenue for the same period.

Lyft records historical changes to liabilities for insurance required by regulatory agencies for financial reporting purposes in the quarter of positive or adverse development even though such development may be related to claims that occurred in prior periods. For example, if in the first quarter of a given year, the cost of claims or our estimates for our cost of claims grew by $1 million for claims related to the prior fiscal year or earlier, the expense would be recorded for GAAP purposes within the first quarter instead of in the results of the prior period. Lyft believes these prior period changes to insurance liabilities do not illustrate the current period performance of Lyft’s ongoing operations since these prior period changes relate to claims that could potentially date back years. Lyft has limited ability to influence the ultimate development of historical claims. Accordingly, including the prior period changes would not illustrate the performance of Lyft’s ongoing operations or how the business is run or managed by Lyft. For consistency, Lyft does not adjust the calculation of adjusted net loss, Contribution and Adjusted EBITDA for any prior period based on any positive or adverse development that occurs subsequent to the quarter end. Lyft believes the adjustment to exclude the historical changes to liabilities for insurance required by regulatory agencies from adjusted net loss, Contribution and Adjusted EBITDA is useful to investors by enabling them to better assess Lyft’s operating performance in the context of current period results.

Lyft uses adjusted net loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with GAAP measures as part of Lyft’s overall assessment of its performance, including the preparation of Lyft’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of Lyft’s business strategies, and to communicate with Lyft’s board of directors concerning Lyft’s financial performance. Adjusted net loss, Contribution and Contribution Margin are measures used by our management to understand and evaluate our operating performance and trends. Lyft believes Contribution and Contribution Margin are key measures of Lyft’s ability to achieve profitability and increase it over time. Adjusted net loss, Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that Lyft’s management uses to assess Lyft’s operating performance and the operating leverage in Lyft’s business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, Lyft uses these measures for business planning purposes.

Lyft’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Furthermore, these metrics have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, adjusted net loss, Contribution, Contribution Margin, Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Contacts
Shawn Woodhull	Adrian Durbin / Alexandra LaManna
investor@lyft.com	press@lyft.com

Lyft, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except for share and per share data)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$597,889	$358,319
Short-term investments	2,071,991	2,491,805
Prepaid expenses and other current assets	474,874	397,239
Total current assets	3,144,754	3,247,363
Restricted cash and cash equivalents	529,091	204,976
Restricted investments	940,827	1,361,045
Other investments	10,000	—
Property and equipment, net	360,546	188,603
Operating lease right-of-use assets	307,774	441,258
Intangible assets, net	88,744	82,919
Goodwill	180,590	158,725
Other assets	9,432	6,494
Total assets	$5,571,758	$5,691,383
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities
Accounts payable	$540,495	$38,839
Insurance reserves	975,132	1,378,462
Accrued and other current liabilities	991,386	939,865
Operating lease liabilities — current	44,127	94,199
Total current liabilities	2,551,140	2,451,365
Operating lease liabilities	305,851	382,077
Long-term debt, net of current portion	82,141	—
Other liabilities	25,137	3,857
Total liabilities	2,964,269	2,837,299
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.00001 par value; 1,000,000,000 shares authorized as of March 31, 2020 and December 31, 2019; no shares issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.00001 par value; 18,000,000,000 Class A shares authorized as of March 31, 2020 and December 31, 2019; 297,989,705 and 293,793,151 Class A shares issued and outstanding, as of March 31, 2020 and December 31, 2019, respectively; 100,000,000 Class B shares authorized, 8,802,629 Class B shares issued and outstanding, as of March 31, 2020 and December 31, 2019	3	3
Additional paid-in capital	8,554,471	8,398,927
Accumulated other comprehensive income (loss)	(1,341)	2,725
Accumulated deficit	(5,945,644)	(5,547,571)
Total stockholders’ equity	2,607,489	2,854,084
Total liabilities and stockholders’ equity	$5,571,758	$5,691,383

Lyft, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$955,712	$776,027
Costs and expenses
Cost of revenue	542,419	462,857
Operations and support	133,782	187,235
Research and development	258,739	630,960
Sales and marketing	196,437	275,129
General and administrative	238,440	376,736
Total costs and expenses	1,369,817	1,932,917
Loss from operations	(414,105)	(1,156,890)
Interest income	21,327	19,654
Other income (expense), net	(3,665)	146
Loss before income taxes	(396,443)	(1,137,090)
Provision for income taxes	1,630	1,383
Net loss	$(398,073)	$(1,138,473)
Net loss per share, basic and diluted	$(1.31)	$(48.53)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted	304,502	23,459
Stock-based compensation included in costs and expenses:
Cost of revenue	$9,724	$41,489
Operations and support	4,133	51,404
Research and development	95,548	506,206
Sales and marketing	4,750	45,111
General and administrative	45,823	215,276

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(398,073)	$(1,138,473)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	35,474	23,135
Stock-based compensation	159,978	859,486
Amortization of premium on marketable securities	486	24
Accretion of discount on marketable securities	(7,826)	(10,081)
Loss on disposal of assets	3,228	—
Other	87	103
Changes in operating assets and liabilities
Prepaid expenses and other assets	(83,653)	(46,307)
Operating lease right-of-use assets	20,257	19,518
Accounts payable	500,004	1,161
Insurance reserves	(403,330)	126,711
Accrued and other liabilities	(25,338)	94,238
Lease liabilities	(8,220)	(14,342)
Net cash used in operating activities	(206,926)	(84,827)
Cash flows from investing activities
Purchases of marketable securities	(1,179,343)	(607,190)
Purchase of non-marketable security	(10,000)	—
Purchases of term deposits	(75,000)	—
Proceeds from sales of marketable securities	406,508	466,174
Proceeds from maturities of marketable securities	1,661,458	838,177
Proceeds from maturity of term deposit	30,000	—
Purchases of property and equipment and scooter fleet	(34,476)	(25,126)
Cash paid for acquisitions, net of cash acquired	(12,440)	(1,711)
Other investing activities	960	—
Net cash provided by investing activities	787,667	670,324
Cash flows from financing activities
Repayment of loans	(6,087)	—
Proceeds from exercise of stock options and other common stock issuances	2,372	1,601
Payment of deferred offering costs	—	(5,044)
Taxes paid related to net share settlement of equity awards	(6,762)	(784,724)
Principal payments on finance lease obligations	(6,167)	—
Net cash used in financing activities	(16,644)	(788,167)
Effect of foreign exchange on cash, cash equivalents and restricted cash and cash equivalents	(120)	102
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	563,977	(202,568)
Cash, cash equivalents and restricted cash and cash equivalents
Beginning of period	564,465	706,486
End of period	$1,128,442	$503,918
Reconciliation of cash, cash equivalents and restricted cash and cash equivalents to the consolidated balance sheets
Cash and cash equivalents	$597,889	$329,515
Restricted cash and cash equivalents	529,091	172,506
Restricted cash, included in prepaid expenses and other current assets	1,462	1,897
Total cash, cash equivalents and restricted cash and cash equivalents	$1,128,442	$503,918

Lyft, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Non-cash investing and financing activities
Purchases of property and equipment, and scooter fleet not yet settled	$7,585	$16,612
Deferred offering costs accrued, unpaid	—	2,240
Right-of-use assets acquired under operating leases	19,861	38,488
Purchases of property and equipment financed by seller	3,464	—
Settlement of pre-existing right-of-use assets under operating leases in connection with acquisition of Flexdrive	133,088	—
Settlement of pre-existing lease liabilities under operating leases in connection with acquisition of Flexdrive	130,089	—

Lyft, Inc.
Calculations of Key Metrics and
GAAP to Non-GAAP Reconciliations
(in millions)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Contribution

Revenue	$955.7	$776.0
Less cost of revenue	(542.4)	(462.9)
Adjusted to exclude the following (as related to cost of revenue):
Amortization of intangible assets	2.8	5.3
Stock-based compensation expense	9.7	41.5
Payroll tax expense related to stock-based compensation	0.7	1.2
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	58.4	23.8
Transfer of certain legacy auto insurance liabilities	62.5	—
Contribution	$547.4	$384.9
Contribution Margin	57.3%	49.6%

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA

Net loss	$(398.1)	$(1,138.5)
Adjusted to exclude the following:
Interest income	(21.3)	(19.7)
Other income, net	3.7	(0.1)
Provision for income taxes	1.6	1.4
Depreciation and amortization	35.5	23.1
Stock-based compensation expense	160.0	859.5
Payroll tax expense related to stock-based compensation	9.9	34.5
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	58.4	23.8
Costs related to acquisitions	0.4	—
Transfer of certain legacy auto insurance liabilities	64.7	—
Adjusted EBITDA	$(85.2)	$(216.0)
Adjusted EBITDA Margin	(8.9%)	(27.8%)

	Three Months Ended March 31,
	2020	2019
Adjusted Net Loss

Net loss	$(398.1)	$(1,138.5)
Adjusted to exclude the following:
Amortization of intangible assets	7.3	9.2
Stock-based compensation expense	160.0	859.5
Payroll tax expense related to stock-based compensation	9.9	34.5
Changes to the liabilities for insurance required by regulatory agencies attributable to historical periods	58.4	23.8
Costs related to acquisitions	0.4	—
Transfer of certain legacy auto insurance liabilities	64.7	—
Adjusted Net Loss	$(97.4)	$(211.5)